SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2003

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On October 15, 2003, XTO Energy Inc. issued a news release to announce that it has completed property transactions which increase its positions in Texas, Arkansas, New Mexico and Colorado for a total cost of $100 million. The purchases were funded by existing credit facilities. The Company’s internal engineers estimate proved reserves to be 83 billion cubic feet of gas of which 60% are proved developed. The acquired properties will contribute about 12.7 million cubic feet per day of gas production during the fourth quarter of 2003.

A copy of the news release is filed as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1 News Release dated October 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: October 16, 2003	By:	/s/ BENNIE G. KNIFFEN

Bennie G. Kniffen
Senior Vice President and Controller